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                                                                   EXHIBIT 10.72


                        [TEXAS BIOTECHNOLOGY LETTERHEAD]


October 11, 1999


Dr. John McMurdo
22 Treasure Cove
The Woodlands, Texas 77381

Reference: Severance Agreement

Dear John:

This letter sets out the terms of your separation from Texas Biotechnology Corporation ("TBC") on October 11, 1999. TBC and you agree to the following:

     1. Your last day of employment at TBC will be October 11, 1999.

     2. Beginning October 11, 1999, TBC will pay you severance at your regular rate of pay of ($16,667/month) through April 11, 2000. On April 11, 2000, TBC will pay accrued vacation through October 11, 1999 (80 hours).

TBC will pay the severance on the dates of its regular payroll, less amounts required to be withheld under applicable state or federal laws.

     3. You shall be eligible to continue to participate in the Key Executive 1999 Bonus Program as follows:

            If the goals of the program are accomplished during 1999, according to the program requirements, you shall be paid in cash the total award payable under the program, which shall be prorated through your last date of active employment. Since your last date of employment was October 11, 1999, the percentage is 78%.

     4. If you accept other employment including that as a consultant to TBC, before or during the period TBC is paying severance, this will not reduce the amount of severance TBC will pay.

     5. The following stock options shall be amended to vest 100% immediately by and upon signing this letter: (a) 50,000 shares at $3.9375 per share awarded on December 10, 1998 and (b) 10,000 shares at $4.1875 per share awarded on March 2, 1999. TBC will not place any restrictions on your ability to exercise these vested options other than those required by applicable Securities and Exchange Commission rules. The options shall expire on September 30, 2001 at midnight and shall not be exercisable after that date.
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                                                                Dr. John McMurdo
                                                                October 11, 1999
                                                                        Page -2-



                               Except for the amendment described above, the terms and conditions of the vested options, and any stock option plans under which they were granted, remain unchanged.

                           6.  In return for the items described above, you (on
                               your own behalf and on behalf of your heirs,
                               assigns and agents) agree to release TBC (and its
                               officers, directors, agents and affiliates) from
                               all claims, known or unknown, arising on or
                               before the date you sign this letter. Your
Texas Biotechnology            release includes, but is not limited to, any
Corporation                    claim of discrimination on the basis of race,
                               sex, marital status, sexual preference, national origin, handicap or disability, age or veteran status, or any other claim arising under Title
                               VII of the Civil Rights Act of 1964, the Texas
                               Commission on Human Rights Act, or any similar federal, state or local law, and any other claim arising out of your employment with TBC.

                           7. Under Federal law, you may elect to continue to participate in certain TBC group health insurance plans. TBC will send you additional information about your COBRA continuation rights shortly after your separation.

                  If this agreement is acceptable to you, please sign in the space below. On behalf of TBC, I wish you the best in your future career.


                  Sincerely yours,



                  /s/ DAVID B. MCWILLIAMS

                  David B. McWilliams
                  President and Chief Executive Officer


                  Accepted this 12th day of October, 1999



                  /s/ JOHN MCMURDO
                  -----------------------------------------
                  John McMurdo, M.D.